UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Discover Financial Services (“Company”) held its annual shareholders meeting on April 17, 2013. At the annual meeting, the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the advisory vote on named executive officer compensation, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Directors.

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non- Votes
Jeffrey S. Aronin	380,055,652	7,850,127	1,235,883	39,031,063
Mary K. Bush	381,351,037	6,444,653	1,345,971	39,031,064
Gregory C. Case	379,845,630	8,051,907	1,244,126	39,031,063
Cynthia A. Glassman	387,220,247	713,911	1,207,278	39,031,064
Richard H. Lenny	380,188,374	7,725,376	1,227,912	39,031,063
Thomas G. Maheras	387,113,760	784,032	1,243,870	39,031,063
Michael H. Moskow	386,822,520	1,078,944	1,240,169	39,031,063
David W. Nelms	374,656,526	11,668,871	2,816,265	39,031,063
E. Follin Smith	387,009,650	788,983	1,343,030	39,031,063
Mark A. Thierer	386,476,448	1,424,409	1,240,805	39,031,063
Lawrence A. Weinbach	383,489,886	4,414,987	1,236,789	39,031,063

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
370,987,211	15,736,711	2,416,933	39,031,870

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
418,872,266	7,869,979	1,242,710	187,771

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: April 19, 2013	By:	/s/ Simon B. Halfin
Name: Simon B. Halfin
Title: Vice President, Assistant General Counsel and Assistant Secretary